Exhibit 99.1

Press Release
For Immediate Release
Contact:
Tim Cunningham
847-597-9320
tcunningham@pregis.com
PREGIS CORPORATION ANNOUNCES ACQUISITION
OF ROMANIAN PROTECTIVE PACKAGING COMPANY
Deerfield, IL, July 5, 2007 – Pregis Corporation, a leading international manufacturer, marketer, and supplier of protective packaging products and specialty packaging solutions, announced today that it has acquired all of the outstanding share capital of Petroflax S.A., for approximately $12.0 million in cash, including estimated direct costs of the acquisition. The transaction was financed with cash-on-hand.
Based in Romania, Petroflax is a leading producer and distributor of foam-based products. The Company was established in 1994 and generated 2006 annual revenue of approximately $9.0 million, on an unaudited, non-GAAP reporting basis.
“We are pleased to welcome Petroflax to the Pregis organization,” commented Michael McDonnell, Pregis Corporation’s President and Chief Executive Officer. “The acquisition expands our strong Central European protective packaging operations and enhances our ability to serve our customers.”
About Pregis:
Pregis Corporation is a leading global provider of innovative protective, flexible, and foodservice packaging and hospital supply products. The specialty-packaging leader currently operates 45 facilities in 18 countries around the world. Pregis Corporation is a wholly owned subsidiary of Pregis Holding II Corporation. For more information about Pregis, visit the Company’s web site at www.pregis.com.

Safe Harbor Statement:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of key risk factors, please see the risk factors disclosed in our annual report, which is available on our website, www.pregis.com. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risk and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.